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                                                                    EXHIBIT 99.1

NEWS                                                                  [AIG LOGO]

Contact:  Charlene Hamrah (Investment Community)
          (212) 770-7074
          Joe Norton (News Media)
          (212) 770-3144

           AIG FILES FIRST QUARTER 2005 QUARTERLY REPORT ON FORM 10-Q AND REPORTS FIRST QUARTER 2005 NET INCOME OF $3.68 BILLION

NEW YORK, NY, June 28, 2005 - American International Group, Inc. (AIG) announced today that it has filed its Quarterly Report on Form 10-Q for the period ending March 31, 2005 with the Securities and Exchange Commission. Additionally, AIG filed a Form 10-Q/A restating first quarter results for the years 2004 and 2003.

      First quarter 2005 net income was $3.68 billion or $1.40 per share, compared to $2.56 billion or $0.97 per share in the first quarter of 2004. First quarter 2005 adjusted net income, as defined below, was $3.19 billion or $1.21 per share, compared to $2.66 billion or $1.01 per share in the first quarter of 2004. Shareholders' equity at March 31, 2005 was $82.68 billion compared to $80.61 billion at December 31, 2004. Consolidated assets increased to $828.26 billion compared to $798.66 billion at December 31, 2004.

                                  FIRST QUARTER
                     (in millions, except per share amounts)

                                                                                                        PER SHARE*
                                                         2005          2004        Change      2005        2004        Change
                                                                    (Restated)                          (Restated)
Net income                                              $ 3,684      $ 2,556        44.1%    $  1.40     $  0.97        44.3%
Realized capital gains (losses),
   net of tax**                                              47           83          --        0.02        0.03          --
Cumulative effect of an accounting change, net of            --
   tax***                                                    --         (144)         --          --       (0.06)         --
FAS 133 gains (losses), excluding realized capital
   gains (losses), net of tax                               450          (39)         --        0.17       (0.01)         --
Adjusted net income****                                 $ 3,187      $ 2,656        20.0%    $  1.21     $  1.01        19.8%
Average shares outstanding                                                                     2,624       2,642

   * Assumes conversion of contingently convertible bonds due to the adoption of EITF Issue No. 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share" of $3 million, net of tax, for both first quarter 2005 and 2004.

   ** Includes a $58 million gain and a $52 million loss, net of tax, attributable to FAS 133 "Accounting for Derivative Instruments and Hedging Activities", in the first quarters of 2005 and 2004, respectively.

   *** Represents the cumulative effect of an accounting change, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts".

   **** Excludes realized capital gains (losses) which includes pricing net investment gains, cumulative effect of an accounting change and FAS 133, net of tax.


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AIG FILES FIRST QUARTER 2005 QUARTERLY REPORT ON FORM 10-Q
June 28, 2005
Page 2

     Commenting on these results, AIG President and Chief Executive Officer Martin J. Sullivan said, "This was a good quarter for AIG, with all four of our business segments contributing to the growth in net income. These results are a testament to the strength and diversity of our global franchise.

      "In our General Insurance operations, the combined ratio was an excellent
93.41. Net premiums written increased at a rate of 7.6 percent, reflecting our efforts to maintain pricing discipline and careful risk selection in a moderating rate environment. The Domestic Brokerage Group and Foreign General had strong growth in operating income and recorded combined ratios of 98.33 and 81.66, respectively. DBG's results included $118 million of additional losses incurred resulting from increased labor and material costs related to the 2004 Florida hurricanes. The outstanding cash flow from prior years generated excellent returns in net investment income. General insurance cash flow remained robust at $3.54 billion in the first quarter.

      "Operating income from Life Insurance & Retirement Services rose 24.5 percent in the quarter, reflecting strong growth and profitability in our overseas operations. Japan and Southeast Asia had excellent results, with first year premiums growing 19.3 and 39.3 percent, respectively. Domestic Life Insurance results reflect the effectiveness of AIG American General's product and distribution strategies, as term life, universal life and structured settlement sales outpaced the industry. However, our home service and group life and health businesses continue to perform below our expectations. In addition, the Domestic Retirement Services business was affected by challenging market conditions. The first quarter sales environment for individual variable annuities was affected by the weak domestic equity market performance, while the flattening yield curve and competitive fixed income alternatives affected fixed annuity sales. The regulatory investigations and resulting negative publicity have also caused some producers to be more cautious placing business with our Domestic Life Insurance & Retirement Services operations.

      "In Financial Services, the improved global aviation market and firming lease rates resulted in a 19.4 percent increase in operating income, excluding the effect of FAS 133, at ILFC. Capital Markets operating income, excluding the effect of FAS 133, increased 15.4 percent with good results from commodity-index, foreign exchange and interest rate linked products. Consumer Finance had excellent results both domestically and internationally with operating income up 26.2 percent.

      "Asset Management operating income, excluding the effect of FIN46R, increased by 29.2 percent in the first quarter as a result of its strong global product portfolio. Third party assets under management increased to over $55 billion from approximately $53 billion at year end 2004.


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AIG FILES FIRST QUARTER 2005 QUARTERLY REPORT ON FORM 10-Q
June 28, 2005
Page 3

     "Looking forward, although commercial property-casualty rates have softened both in the United States and internationally, terms and conditions have remained largely unchanged. We continue to see growth opportunities in General Insurance while maintaining underwriting discipline. Although market conditions in certain of our Domestic Life & Retirement Services businesses continue to be challenging, overall our global Life Insurance & Retirement Services business segment is positioned for growth in many of our markets, with an array of products distributed through multiple channels. In Financial Services, we expect that our growing Consumer Finance business in the U.S. and around the world will continue to perform well. The aircraft leasing business is experiencing continued strong demand for its modern, fuel efficient fleet from Asian, Middle Eastern and European airlines. Capital Markets will continue to be affected by the change in credit ratings, as well as the reduced future earnings from certain transactions unwound as a result of a tax law change in the United Kingdom, and will be subject to continuing volatility as a result of FAS 133 accounting. Asset Management has growth strategies for several asset classes and regions throughout the world. Overall, our business will benefit from our continued strong focus on product innovation to meet customer needs, underwriting discipline, prudent expense management and the experience and dedication of our employees around the world."

                                      # # #

     ADDITIONAL SUPPLEMENTARY FINANCIAL DATA IS AVAILABLE IN THE QUARTERLY FINANCIALS PAGE OF THE INVESTOR INFORMATION SECTION OF WWW.AIGCORPORATE.COM.

     A conference call for the investment community will be held tomorrow, Wednesday, June 29, 2005 at 8:30 a.m. EDT. The call will be broadcast live on the Internet at www.aigwebcast.com. A replay will be archived at the same URL through Wednesday, July 13, 2005.

                                      # # #

     This press release contains forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the period ended March 31, 2005 and AIG's past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                      # # #

     American International Group, Inc. (AIG), world leaders in insurance and financial services, is the leading international insurance organization with operations in more than 130 countries and jurisdictions. AIG companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life



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insurance networks of any insurer. In addition, AIG companies are leading providers of retirement services, financial services and asset management around the world. AIG's common stock is listed in the U.S. on the New York Stock Exchange and ArcaEx, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                      # # #

                       American International Group, Inc.
                       70 Pine Street, New York, NY 10270

                       AMERICAN INTERNATIONAL GROUP, INC.
                              FINANCIAL HIGHLIGHTS*
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                  THREE MONTHS ENDED MARCH 31,
                                                                 2005          2004(a)
                                                                             (RESTATED)     CHANGE
                                                               --------      ----------     ------
GENERAL INSURANCE OPERATIONS:
      Net Premiums Written                                     $ 10,793       $ 10,035        7.6%
      Net Premiums Earned                                        10,138          9,093       11.5
      Underwriting Profit                                           572            459       24.6
      Net Investment Income                                       1,033            797       29.6
      Income before Realized Capital Gains (Losses)               1,605          1,256       27.8
      Realized Capital Gains (Losses)                                92            185         --
      OPERATING INCOME                                         $  1,697       $  1,441       17.8%
--------------------------------------------------------------------------------------------------
        Loss Ratio                                                71.73          73.77
        Expense Ratio                                             21.68          21.07
        Combined Ratio                                            93.41          94.84
--------------------------------------------------------------------------------------------------
LIFE INSURANCE & RETIREMENT SERVICES OPERATION:
      GAAP Premiums                                            $  7,544       $  6,889        9.5%
      Net Investment Income                                       4,259          3,778       12.7
      Pricing Net Investment Gains (b)                               81             78        3.8
      Income before Realized Capital Gains (Losses)               2,287          2,007       14.0
      Realized Capital Gains (Losses) (b)                           (64)          (222)        --
      OPERATING INCOME                                            2,223          1,785       24.5

FINANCIAL SERVICES OPERATIONS:
      Operating Income excluding FAS 133                            579            488       18.6
      FAS 133 (c)                                                   464             57         --
      OPERATING INCOME                                            1,043            545       91.4

ASSET MANAGEMENT OPERATING INCOME (d)                               526            353       49.0

Other Realized Capital Gains (Losses)                               (21)            74         --
Other Income (Deductions) - net                                     (25)          (259)        --
INCOME BEFORE INCOME TAXES, MINORITY INTEREST
      AND CUMULATIVE EFFECT OF AN ACCOUNTING CHANGE               5,443          3,939       38.2
Income Taxes                                                      1,613          1,169         --
INCOME BEFORE MINORITY INTEREST AND CUMULATIVE
       EFFECT OF AN ACCOUNTING CHANGE                             3,830          2,770       38.3
Minority Interest, after-tax -
       Income before Realized Capital Gains (Losses)               (138)           (66)        --
       Realized Capital Gains (Losses)                               (8)            (4)        --
INCOME BEFORE CUMULATIVE EFFECT OF AN ACCOUNTING CHANGE           3,684          2,700       36.4
Cumulative Effect of an Accounting Change, net of tax (e)            --           (144)        --
NET INCOME                                                     $  3,684       $  2,556       44.1%


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
FINANCIAL HIGHLIGHTS

                                                                 THREE MONTHS ENDED MARCH 31,
                                                                 2005       2004(a)
                                                                           (RESTATED)    CHANGE
                                                               -------     ----------    ------
NET INCOME                                                     $ 3,684      $ 2,556       44.1%
REALIZED CAPITAL GAINS (LOSSES), NET OF TAX (f)                     47           83         --
CUMULATIVE EFFECT OF AN ACCOUNTING CHANGE, NET OF TAX (e)           --         (144)        --
FAS 133 GAINS (LOSSES), EXCLUDING REALIZED CAPITAL GAINS
     (LOSSES), NET OF TAX                                          450          (39)        --
ADJUSTED NET INCOME (g)                                        $ 3,187      $ 2,656       20.0%

PER SHARE - DILUTED (h):
NET INCOME                                                     $  1.40      $  0.97       44.3%
REALIZED CAPITAL GAINS (LOSSES), NET OF TAX (f)                   0.02         0.03         --
CUMULATIVE EFFECT OF AN ACCOUNTING CHANGE, NET OF TAX (e)           --        (0.06)        --
FAS 133 GAINS (LOSSES), EXCLUDING REALIZED CAPITAL GAINS
     (LOSSES), NET OF TAX                                         0.17        (0.01)        --
ADJUSTED NET INCOME (g)                                        $  1.21      $  1.01       19.8%


AVERAGE DILUTED COMMON
        SHARES OUTSTANDING (h)                                   2,624        2,642

*     Including reconciliation in accordance with Regulation G.

(a) Certain accounts have been reclassified in 2004 to conform to the 2005 presentation.

(b) For purposes of this presentation, pricing net investment gains are segregated out of total realized capital gains (losses). They represent certain amounts of realized capital gains where gains are an inherent element in pricing certain life products in some foreign countries.

(c) Includes the unrealized gain (loss) attributable to economic hedges not qualifying for hedge accounting treatment under FAS 133 "Accounting for Derivative Instruments and Hedging Activities", including the related foreign exchange gains and losses.

(d) Includes the results of certain AIG managed private equity and real estate funds that are consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities". For the first quarter of 2005 and 2004, operating income includes $75 million and $4 million, respectively, of third-party limited partner earnings offset in Minority Interest Expense. Excluding the effects of FIN46R, operating income increased 29.2% for the three months ended March 31, 2005.

(e) Represents the cumulative effect of an accounting change, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts".

(f) Includes a $58 million gain and a $52 million loss, net of tax, attributable to FAS 133 "Accounting for Derivative Instruments and Hedging Activities", in the first quarter of 2005 and 2004, respectively.

(g) Adjusted net income excludes realized capital gains (losses) which includes pricing net investment gains, cumulative effect of an accounting change and FAS 133 "Accounting for Derivative Instruments and Hedging Activities", net of tax.

(h) Assumes conversion of contingently convertible bonds due to the adoption of EITF Issue No. 04-8 "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings per Share" of $3 million, net of tax, for both first quarter 2005 and 2004.


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